Freestone Resources and Dynamis Energy Announce Merger Agreement

November 6, 2017 04:00 PM Eastern Standard Time

DALLAS, Texas--(BUSINESS WIRE)--Freestone Resources, Inc. (“Freestone”) (OTCQB: FSNR)  and Dynamis Energy, LLC (“Dynamis”) today announced the signing of a merger agreement under which Freestone and Dynamis will combine their businesses in an all-stock transaction.

Upon completion of the transaction, Dynamis shareholders are expected to own 75 percent of the new combined entity (not including its existing shares) and Freestone current shareholders will own 25 percent, based on an implied value of $0.195 per share for Freestone’s stock. The combined entity will have offices in Idaho and Texas, and a joint management team to be announced. The transaction is expected to be non-taxable to Freestone’s and Dynamis’ shareholders.

Michael McGhan, CEO of Freestone Resources said, “We believe that this merger is in the best interest of our company and its shareholders and creates an exceptional opportunity for growth and expansion for our oil & gas technology products and other markets. Dynamis’ mission and objective complements ours in that we are both committed to making beneficial use of products and energy developed from waste products.”

Kevin McNulty, CEO of Dynamis said, “We are pleased to announce the proposed transaction with Freestone Resources.  We believe that this merger will create a great opportunity for our company to enlarge its portfolio of green technology offerings. Having worked closely with Freestone through our existing joint venture, we believe the combination of the two companies should enhance our ability to develop and expand our product offerings into new markets.”

Dynamis previously teamed with Freestone to further develop the production and marketing of Petrozene and related products.  Freestone is the developer of its proprietary Petrozene technology. This product has displayed unparalleled results in solving several key oilfield and refinery problems. Petrozene is designed to prevent and eliminate the build up of paraffins and asphaltenes from crude oil products,  as well as improving the viscosity of such crude. Paraffin and asphaltene buildup is an industry-wide, multi-billion dollar problem that occurs when paraffin crystals within the oil base combine into a waxy buildup. Petrozene has been shown to be effective in tank bottom cleanup, clean up of rail cars and tanker trucks while in operation, as well as for use downhole in the improvement of yields of operating oil wells.

It should be noted that the closing of the merger is subject to numerous conditions and there can be no assurance that these conditions will be met or that the merger will close.

About Freestone Resources, Inc.:

Freestone Resources is a Dallas, Texas based oil and gas technology development company. The continuing goal of the Company is to develop new technologies that allow for the utilization of our vast resources in an environmentally responsible and cost effective way.

http://www.freestoneresrouces.com.

About Dynamis Energy, LLC:

Dynamis is an Eagle, Idaho based technology development company focused on waste management and energy production from solid wastes to provide sustainable economic and environmental benefits, while turning such waste into usable products.  As such, Dynamis provides technology to recycle municipal and other solid wastes to produce sustainable economic and environmental benefits, in the form of fixed and mobile waste-to-energy plants.  Dynamis has a network of agents worldwide to support the sale of its technology and products. Currently Dynamis has projects in various stages of development in Europe, Asia, South America, the Caribbean, and the US.

http://www.dynamisenergy.com

SAFE HARBOR STATEMENTS:

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release and other potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

CONTACT INFORMATION

Contact:

Freestone Resources, Inc.

G. Don Edwards

214-880-4870

www.freestoneresourcesinc.com

Dynamis Energy, Inc.

info@dynamisenergy.com

208-938-2680

www.dynamisenergy.com